Exhibit 99.1

For release: October 26, 2018, 6:00 a.m. EDT	Contact:	Jack Isselmann, Public Relations Justin Roberts, Investor Relations 503-684-7000

Greenbrier and Saudi Railway Company reach agreement to form joint venture

~ Total projected investment of 1 billion Saudi riyals (USD $270 million) ~

~ Joint venture to establish a new multi-modal business centered on rail ~

~ Objectives include improved livability through jobs and enhanced freight movement ~

~ Supports objectives of Kingdom’s Vision 2030 plan ~

Lake Oswego, OR, October 26, 2018 — The Greenbrier Companies, Inc. (NYSE:GBX) and Saudi Railway Company (“SAR”) announced today that they have signed an agreement under which the parties will invest and generate investments totaling 1 billion Saudi riyals (USD $270 million) in the Saudi rail industry. Greenbrier and SAR intend to establish a joint venture company (“JV”) in Saudi Arabia to execute railway projects and supply railcars for profitable growth of the Saudi freight rail market.

Together through the JV, Greenbrier and SAR will establish a new multi-modal business centered on creating and maximizing existing and new rail routes for freight movement throughout the Kingdom and, ultimately, the Gulf Cooperation Council (GCC) region. The JV will invest in assets and infrastructure required to expand profitable rail service offerings to the Saudi market. Based on achieving identified milestones, Greenbrier will provide the JV up to $100 million USD (370 million Saudi riyals) in new railcars, lift equipment and other terminal investment necessary to place railcars in revenue service, and will operate intermodal and other freight terminals. SAR will provide the JV locomotives, rail access and service schedules to facilitate line haul services. Using its investment syndication model, Greenbrier will facilitate raising an additional $170 million USD (630 million Saudi riyals) in collaboration with SAR and international public and private investment communities. The JV will operate similar to the model of TTX in North America on car supply, and can expand to serve GCC nations. Greenbrier will have a first right to manufacture and provide railcars for the JV’s railcar pool and establish a Saudi-based manufacturing/assembly presence.

Pooling brings several benefits to SAR including technology and knowledge transfer, advanced railcar designs and efficient network service design. The JV will promote supply chain efficiencies by increasing local content, reducing the capital burden on SAR, lowering SAR’s operating costs and improving the railroad’s competitiveness with highway transport. Freight traffic in Saudi Arabia is predominantly transported by truck or by pipeline. The JV will help SAR meet its customers’ needs by providing well-maintained railcars in an efficient, network system for general freight traffic.

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Greenbrier to enter joint venture with SAR... (Cont.)

The JV is consistent with and will serve the Kingdom’s Vision 2030 National Priorities, the National Transformation Program Strategic Objectives and the National Industrial Clusters Development Program adopted by the Saudi Arabian government. Among other goals, the objectives of the JV include: (i) accelerating the development of Saudi Arabia into a regional logistics center by fully integrating rail into the freight transport sector; (ii) maximizing in-country employment opportunities in railcar manufacturing, railcar asset support services and supply chain logistics related to the Saudi rail system; and (iii) increasing safety and improving the livability of Saudi cities. The JV is intended to create a self-funding business, following the North American railroad model, which will reduce reliance on government funding for the rail sector over time and enhance value.

William A. Furman, Chairman, CEO and President of Greenbrier said, “The JV will benefit the people of Saudi Arabia by enhancing the capacity and efficiency of freight and logistics systems in the Kingdom while contributing to local job growth, economic development and national defense mobility. As the Kingdom advances economic diversification to improve the life of its people, it will significantly grow its transportation infrastructure. We are pleased to partner with SAR as it addresses these needs in its rail network. We view this as a core part of our mission in every geography where we operate.”

The relationship between SAR and Greenbrier began in 2015 when Greenbrier was awarded a contract with the Public Investment Fund (PIF) to manufacture nearly 1,200 tank wagons for SAR to use in transporting molten Sulphur and phosphoric acid. These are commodities that the National Mining Company (Ma’aden) uses to produce fertilizer as part of the Wa’ad Al-Shammal (“Northern Promise”) development project. Saudi Arabia and its people have been long-term friends and allies of America. This JV is the culmination of more than a year of collaboration between Greenbrier and SAR accompanied by regular consultation with our respective government representatives.

The JV is subject to the completion of final due diligence by the parties and required government or corporate approvals.

About Greenbrier

Greenbrier — headquartered in Lake Oswego, Oregon — is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of over 8,100 railcars and performs management services for 357,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier to enter joint venture with SAR... (Cont.)

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2017, Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

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